EMPLOYER COPY

              CALIFORNIA PENSION ADMINISTRATORS & CONSULTANTS, INC.
                      In conjunction with Oppenheimer Funds

                            CLIENT SERVICE AGREEMENT

THIS AGREEMENT is made this 15 day of March, 1999, by and between California Pension Administrators and Consultants, Inc., 10390 Santa Monica Boulevard, Suite 340, Los Angeles, California 90025 ("CALPAC"), and the Client Listed below.

Client:  Nettaxi,  Inc.
         2165  S.  Bascom  Avenue
         Campbell,  CA  95008

In consideration of the mutual covenants expressed herein, the parties agree as follows:

1. SERVICES PROVIDED: CALPAC will prepare and provide the Client with one copy annually of the reports, tests, or other procedures listed in this Agreement unless otherwise directed by the Client. Additional copies and services specifically references will be subject to additional charges.

Set-Up Fee
  1-50 Employees - New Plan. . . . . . . . . . . . . . . . . . . . . . . . . . .                         $500

Annual Recordkeeping and Plan Administration
  Annual Base Fee 401(k) Plan 1=50 Employees . . . . . . . . . . . . . . . . . .                      .$1,500

Other Fees
  Loan Initiation Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          $50
  Annual Loan Administration Fee . . . . . . . . . . . . . . . . . . . . . . . .                          $50
  Distribution Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          $60
  IDA Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     250 per year per account
  Fee for Additional Mutual Fund Families. . . . . . . . . . . . . . . . . . . .   250 per quarter per family
  Fee for Frozen Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $100 per quarter
  Fee for excess funds (over 12) . . . . . . . . . . . . . . . . . . . . . . . .                $400 per year
  Consulting, audit support. . . . . . . . . . . . . . . . . . . . . . . . . . .            $90-$150 per hour
  Spanish Language Voice Response Unit . . . . . . . . . . . . . . . . . . . . .                $250 annually
  Spanish Language Enrollment Materials. . . . . . . . . . . . . . . . . . . . .                  $90 minimum
  Spanish Language Enrollment Meetings . . . . . . . . . . . . . . . . . . . . .        Up to $90 per meeting

Additional Annual Fees Applicable to Profit Sharing and Money Purchase Plans
  Profit Sharing Contribution. . . . . . . . . . . . . . . . . . . . . . . . . .                         $250
  Money Purchase Plan Administration . . . . . . . . . . . . . . . . . . . . . .                         $250

For the above fees the following services are included:

Plan Compliance and Plan Administration
  - Review and/or design of Plan(s)
  - Plan and Trust document: (Use of California Pension plan document is assumed.
  Submission to the IRS is billed separately.)
  - Summary Plan Description
  - Sample resolutions to adopt/amend plan
  - Annual discrimination testing
  - Annual top-heavy testing
  - Completion of IRS Form 5500

Record keeping
  - Plan setup and preparation for daily valuation system
  - 401(k) deferrals, employer match and employer (3 money sources)
  - Quarterly reports
  - Quarterly participant statements
  - Contributions as frequently as 26 per year
  - Up to ten investment funds
  - Participant Loan Processing

Education, Communications and Data Processing
  - Enrollment meetings, materials and individualized illustrations*
  - Electronic payroll data transmission**
  - Interface of monthly reporting through Internet, E-mail and diskette media
  - Voice Response Unit 800 number

All participant records should be submitted through electronic media and reconciled to plan assets. Trust reconciliation work will be billed at $90 per hour. Loan set-up fee is $10 per loan in excess of 10.

* For individualized deferral and results illustrations certain limitations may apply. Such limits, when applicable, will be reviewed with the employer regarding additional cost.
** A $10 per participant per payroll surcharge may be assessed if account and payroll data is not transmitted electronically or on diskette.

1. CLIENT RESPONSIBLE FOR: The Client agrees to provide CALPAC with correct and accurate information in a timely manner. The Client understands that a vital part of CALPAC's services include preparation of information forms for the Internal Revenue Service (IRS) and other governmental agencies which may include the Department of Labor (DOL), and the Pension Benefit Guaranty Corporation
(PBGC). Returns are to be filed by the Client. Information requested from the Client by CALPAC must be submitted by the due date specified by CALPAC in its request. The Client understands that if Client does not provide CALPAC with correct and accurate information in a timely manner and within the time limits specified by CALPAC, THE Client and not CALPAC will be responsible for any consequences, including but not limited to penalties and/or late fees incurred for failure to file required returns and/or other information as may be required by various governmental agencies. If any CALPAC service or report must be revised, recalculated or amended as a result of incorrect or insufficient data provided by the Client, or any of the Client's agents or representatives, CALPAC shall be compensated by the client for any additional services or reports on a time and charges basis at CALPAC's then prevailing hourly rates.

CALPAC assumes no responsibility for the accuracy and correctness of any records or data provided by the Client or the Client's agents and representatives. The Client assumes full responsibility for the accuracy and correctness of any records or data provided by the Client to CALPAC. Such records and data included, but are not limited to, employee census data, trust accounting data, asset data and investment data.

The Client agrees that CALPAC is not a provider of legal advice, tax advice, or investment advice. The Client agrees to seek the advice of an attorney, accountant or other financial advisor for advice and counseling on legal issued or the suitability of an investment. The Client agrees to verify any legal or investment advice which it may incidentally receive from CALPAC in the course of servicing the Plan. Such verification is the responsibility of the Client, and may include seeking the advice of an attorney, accountant or financial advisor.

3. PRIOR SERVICE PROVIDERS: CALPAC assumes no responsibility for the accuracy and correctness of any records or data provided by prior service providers or trustees. CALPAC will rely on information provided by previous service providers and trustees. The Client assumes all responsibility for the accuracy and correctness of any records or data provided by prior service providers or trustees, and the Client agrees to indemnify and hold CALPAC blameless for any errors or omissions occurring prior to CALPAC becoming a service provider.

4. TRUSTEE ACTIONS: Client agrees to indemnify and hold CALPAC blameless for any and all errors or omissions which are the result of actions by the Trustee.

5. PAYMENTS: The Client will pay CALPAC for services rendered. Payment shall be by U.S. currency and may be in the form of a check, money order or cash. CALPAC will bill Client for the costs and charges of services provided. Client's payment is due CALPAC upon receipt of each billing statement. Notwithstanding the foregoing if the client fails to receive a billing statement from CALPAC, for any reason, Client will be responsible for timely and prompt payment of amounts owed.

CALPAC will assess a late charge of any amounts owed by Client to CALPAC which are more than thirty (30) days past due. The large charge will be 1.5% of the outstanding balance due CALPAC for each month or part of a month that the outstanding balance is more than thirty (30) days past due. Such late charges shall be assessed and compounded for each month or part of a month that the payments due CALPAC are more than thirty (30) days past due.

All fees and expenses may be deducted from the Client's trust account(s) if the Client does not pay such fees and expenses within fifteen (15) days of the date printed upon a statement for such fees and expenses. The Client cannot reimburse the trust for such fees and expenses.

CALPAC may change its fees and charges upon thirty (30) days written notice to the Client.

Any service not specifically described in this agreement or any of its attachments may be performed by CALPAC on a time and charges basis by CALPAC's then prevailing hourly rates. The Client agrees to promptly pay all such charges within thirty (30) days of receipt of a billing statement from CALPAC.

In the event that the Client postpones or cancels the implementations or operation of the Plan, the Client agrees to pay CALPAC for the actual time, charges and expenses incurred by CALPAC in attempting to implement the Client's plan.

The Client agrees to reimburse CALPAC for all extra ordinary out-of-pocket expenses incurred by CALPAC in performing services for the Client. Such out-of-pocket expenses may include, but are not limited to, long distance telephone calls, facsimile transmissions, photocopying expenses, fees paid to third parties, postage, shipping costs, and messenger services.

The Client shall be responsible to review cash billing statement from CALPAC, and Client shall not receive credit for any alleged errors unless Client notifies CALPAC in writing within sixty (60) days of the billing date.

The Client shall be responsible for all applicable personal, property, excise, sales taxes and other assessments which may be incurred in the servicing of the Plan.

The Client shall be responsible for all other transaction fees incurred by the Plan, including but not limited to, broker's fees, commissions, appraisal fees, mortgage servicing fees, title searches, and other such third-party fees.

6. EFFECTIVE DATE AND TERM: This Agreement shall take effect on the execution hereof, and shall continue in force for a period of twelve (12) months. This Agreement shall automatically renew for succeeding twelve (12) month periods unless the Client or CALPAC gives written notice of non-renewal or cancellation to the other. Such written notice must be sent to the addresses of the Client or of CALPAC as indicated above, or as changed in subsequent periods.

This agreement may be terminated by either party, at any time, for any reason. Any termination shall be subject to the notice requirements above, and CALPAC shall be entitled to reimbursement for any services rendered prior to termination. At time of termination of this Agreement, CALPAC and Client will determine final termination/transfer services required of CALPAC and a separate Agreement based on time and charges with a retainer paid in advance will apply.

7. CONVERSION DATES, BLACKOUT PERIOD, "GO LIVE" DATE: The Conversion Date is the effective date of the conversion. It is the date of the final valuation by the prior Recordkeeper. CALPAC assumes responsibility for processing payroll contributions. On the Conversion Start Date, the prior Recordkeeper provides CALPAC with conversion records consisting of participant financial data, a reconciliation of participant assets to Trust assets, a Trust statement and hard copy reports of plan records supporting the reconciliation. Typically, the Conversion Start Date is 6 to 8 weeks after the Conversion Date. The period between the Conversion Start Date and Conversion Date is the Blackout Period.

During the Blackout Period, all transactions except contribution processing will be suspended. Participants will be unable to transfer existing balances, change fund elections, or process loan/distribution requests. Plan Sponsors must continue to make loan repayment deductions via payroll, in addition to enrolling new participants, changing deferral rates and suspending contributions according to plan parameters.

A Blackout Period is required because, initially, CALPAC does not know the individual share balances for each participant or possesses any of the pertinent data necessary to execute transactions on our system. This information must first be provided by your prior Recordkeeper. After we receive the data, we load it onto our system and make certain that the participant records and trust account assets are in balance. We then "true up" any conversion reconciling items. This entire process will normally take approximately 2 months. The prior Recordkeeper may require up to 6-8 weeks to complete the valuation and reconciliation. CALPAC then may require up to 45 days to convert the plan to our system; 60 days if we must do a manual conversion.

Should your prior Recordkeeper be delayed in forwarding the requested documentation to us, the Blackout Period will be extended and the go live date will be delayed until 45 days after our receipt of the final valuation and reconciliation.

The "Go-Live" Date is the date that the Blackout Period ends and we open our Voice Response Unit to participants who can request transactions on daily basis. Based upon information that you provide to us, we can schedule a tentative "Go-Live" date, generally 3-4 months after the Conversion Date. However, please communicate to the Participants that the "Go-Live" date is tentative, and is subject to delays because we depend on the prior Recordkeeper to provide complete and accurate data within our file on the scheduled Conversion Start Date.

8. TELEPHONE MONITORING: CALPAC may record telephone calls to monitor the quality of service provided to Client and to verify transaction information.

9. FORCE MAJEURE: CALPAC shall not be responsible for delays or failures in the performance of its obligations hereunder resulting from circumstances beyond CALPAC's reasonable control, including but not limited to acts of God, acts of information providers, software providers, communication line failures, governmental regulations and laws, riots, strikes, war or other disasters.

10. DEFAULT AND REMEDIES: Should the Client default in the performance of any of its obligations under this Agreement, including without limitation, its obligation to pay any required fees with thirty (30) days after such fees are due, CALPAC may, in addition to and without excluding any other remedies available to it, terminate servicing the Plan. The Client shall be liable for the balance of all fees outstanding at the date of termination, for all costs of collection, including attorney's fees, and for all other costs CALPAC may incur in securing payment hereunder. The remedies contained in this paragraph are cumulative and in addition to all other rights and remedies available to CALPAC under this Agreement.

11. LIMITATION OF LIABILITY: CALPAC shall not have any liability or obligation to the Client for any errors or omissions in servicing the Plan, nor for any incidental or consequential damages incurred in connection with services provided under this Agreement, except those arising solely from the actions of CALPAC.

12. SUCCESSORS and ASSIGNS: This Agreement shall be binding upon the successors and assigns of the parties. CALPAC may freely assign any duties, rights or claims under this Agreement. The Client shall no assign any duties, rights or claims under this Agreement without the prior written consent of CALPAC, which shall not be unreasonably withheld. Any attempted assignment in violation of this provision shall be void.

13. NOTICES: Both the Client and CALPAC agree to give written notice to the other in the event either shall change address. Such notice shall be given no later than forty-five (45) days after a change of address.

14. GOVERNING LAW: This Agreement will be governed by the laws of the State of California.

15. SEVERABILITY: If any term or condition of this Agreement is held invalid or unenforceable, the remaining terms and conditions shall remain in full force and effect and shall not be affected thereby.

16. WAIVER: None of the provisions contained herein shall be deemed waived because of previous failure to insist upon strict performance thereof.

17. ENTIRE AGREEMENT: This Agreement represents the entire agreement between the parties. All other oral or written agreement, representations or understandings are superseded hereby and merged into this Agreement.

THIS  AGREEMENT  ENTERED  INT  BY:

CLIENT: /s/ Dean  Rositano
        ------------------
          Authorized  Signature

          Dean  Rositano
          --------------
          Name

          President
          ---------
          Title

CALPAC: /s/ C.  Ellner
        ------------------
          Authorized  Signature

          C.  Ellner
          ----------
          Name

          President
          ---------
          Title

SECTION  HEADINGS

                                            Section

Introduction                                      1

Executive  Summary                                2

About  OppenheimerFunds                           3

Developing  a  Portfolio  Strategy                4

Plan  Services  and  Administration               5

Fees  for  Administrative  Services               6

Employee  Education  and  Communication           7

The  Next  Steps                                  8

Why  Custom  Plus?                                9

INTRODUCTION

In today's retirement market, plan sponsors and their needs are almost as diverse as the participants themselves. There are some areas of retirement plan service, however, which plan sponsors almost always identify as common areas of concern:

- INVESTMENT OPTIONS: Are sufficient choices available? Do they cover a broad range of objectives? Do the funds perform well? Do they provide adequate, reliable returns? Do they stay on course to their objectives? Do they have qualified management?

- RECORDKEEPING AND ADMINISTRATION: Are the fees reasonable? Are the statements timely? Do they provide reliable information? Are periodic employer reports supplied? Is assistance with regulatory compliance provided? Is participant tax reporting handled correctly? Is the plan administration accurate and flexible overall?

- PARTICIPANT EDUCATION AND COMMUNICATION: Do the plan materials provide motivation to save for the future? Do they promote learning? Is in-depth fund performance information provided? Is individual counseling and guidance available?

OppenheimerFunds' knowledge, experience, technology, network of Third Party Administrators and family of funds enable us to answer all of these questions with a resounding "Yes!" Clients of OppenheimerFunds recognize the strength of our:

-     nearly  40  years  in  money  management  and  mutual  funds
-     solid  fund  performance
-     cohesive  company  philosophy  and  values
-     more  than  50  funds
-     $80  billion  in  assets
-     more  than  3  million  shareholder  accounts

All of these factors contribute to OppenheimerFunds' answer to the problems of custom plan administration: OppenheimerFunds Retirement Services Custom Plus.

Custom Plus is a complete 401(k) plan solution that satisfies even the most demanding plan sponsor. It combines experienced investment management, flexible recordkeeping, and a focus on participant education with OppenheimerFunds' strong core values: excellence, caring, integrity, and team spirit. This combination results in a comprehensive retirement program that assists plan sponsors in helping employees plan for a financially secure retirement.

EXECUTIVE  SUMMARY

OppenheimerFunds recognize Patil & Associates has many retirement plan providers from which to choose. We believe, however, that after studying this proposal carefully, you will agree: Custom Plus stands out from the competition.

Custom Plus1 combines the solid, established mutual funds of OppenheimerFunds with the administrative and recordkeeping services of California Pension Administrators & Consultants, and the guidance of your financial advisor, Nader Issa, MML Investors Services Inc. Working in concert, each member of your Custom Plus team brings their special strengths and perspective to bear on your plan, creating a solid platform of shared expertise that provides the support a custom-designed retirement plan demands.

OppenheimerFunds' nearly 40 years in mutual fund management and history of strong fund performance has made it a respected name in the investing arena. Our broad range of funds provides choices that cover the risk/reward spectrum and are diverse enough to satisfy any risk tolerance, regardless of the demographics of your employees. In addition, our partnership approach ensures that your costs are kept relatively low.

At OppenheimerFunds, we have carefully integrated our belief in The Right Way to Invest and our Six Guiding Principles into the framework of Custom Plus. These codes of conduct are at the heart of our business philosophy and are explained in more detail on the pages that follow.

Your administrative burden as a plan sponsor will be visibly reduced by California Pension Administrators & Consultants's responsiveness, efficiency, and skilled plan administration.

Another facet of Custom Plus that will assist you in your fiduciary responsibilities is the clear, uncomplicated employee education material that we provide. Communications that motivate and educate are critical to the success of any retirement plan. The materials provided by OppenheimerFunds will give your employees the information they need to become responsible, knowledgeable investors.

Custom Plus will erase your administrative burden while providing your employees with a broad range of investments and motivating communications.

Custom  Plus  provides:
-----------------------

-     Broad  range  of  investment  options
-     Your  choice  of  a  quality  independent  third  party  administrator
-     Low  employer  costs
-     In-depth  employee  education

1Custom Plus is a collection of third party administrators and Oppenheimer funds from which a plan sponsor may choose to create a retirement plan that serves it's particular needs.

ABOUT  OPPENHEIMER  FUNDS

At OppenheimerFunds, our commitment to excellence has guided us since we began managing money in 1959 and continues to define us nearly 40 years later. Our passion for excellence, dedication to caring, commitment to integrity, and team spirit have provided a solid foundation for our efforts to deliver the performance that our customers deserve. Today, we manage more than 50 mutual funds, with assets of over $80 billion, and provide service to more than 3 million shareholder accounts.

OUR  SIX  GUIDING  PRINCIPLES

Our range of mutual funds-one of the broadest available-can accommodate every risk tolerance, investment style, and financial goal. Supporting the diversity of our fund family are our Six Guiding Principles, which direct our efforts to provide consistent long-term performance across a wide range of funds. Combined with our unique Investment Approach, these principles represent the spirit and motivating force behind The Right Way to Invest, our unique philosophy of investing.

1. INSIST ON EXCELLENT, LONG-TERM PERFORMANCE. Performance is a mutual fund company's reason for being. Performance is the driving force behind everything we do, and we pursue it tenaciously, across the whole range of our funds.

2. DO WHAT YOU SAY YOU'RE GOING TO DO. Each of our funds has a stated objective, a stated strategy for pursuing the objective and the discipline to stick to all that's been stated. This is critical, because a mutual fund should be only part of a broad financial plan. For that plan to be successful, all its parts must perform.

3. EMBRACE A DISCIPLINED, COLLABORATIVE APPROACH TO INVESTING. Ultimately, the responsibility for a fund's performance lies with the portfolio manager. This accountability is a powerful incentive. When coupled with an environment where insights and expertise are shared, where challenges to each other's thinking are encouraged, it becomes an even more potent tool in the pursuit of performance.

4. KNOW THE DIFFERENCE BETWEEN RISK AND RISKY. Risk is a natural, necessary part of investing. It is the engine that drives reward. More importantly, well-managed risk helps investors achieve their goals. Our unique risk management system helps us to identify and manage risk, and helps us to deliver the right balance of risk and reward for each fund.

5. ENCOURAGE FINANCIAL PLANNING AND PROFESSIONAL ADVICE. Investing without a financial plan, like starting a journey without a map, is fraught with risk. Every investor, novice or sophisticate, should have a financial plan and professional advice in creating it. This advice will help avoid the distractions of the short term, and instead, concentrate on long-term success.

6. BE USER-FRIENDLY. Investing with a mutual fund should be easy. Communications should be honest, accurate and easy to understand; the mutual fund company itself easy to work with. This commitment to service extends to every facet of our firm and may help to explain why OppenehimerFunds is the only mutual fund company ever to win the International Customer Service Association Award of Excellence.

Years of successful mutual fund investing have taught us these principles. They are our pledge. A pledge investors can depend on. A pledge that defines the right way to invest, which we believe makes OppenheimerFunds the right way to invest.

Our  Investment  Approach

We manage money based on a proven philosophy that distinguishes us from companies that rely on either a "star manager" or "committee management" style. Our Investment Approach weaves three key elements into one dynamic process to help us try to meet our shareholders' goals and expectations:

--[Investment  Approach  Graphic]--

- DISCIPLINE. A clear direction and goal is the starting point for all our portfolio management decisions. This means that every fund manager adheres to the fund's stated investment objectives and policies and uses a consistent investment style. In order to maintain product integrity, each fund's portfolio manager articulates and operates within a disciplined investment process. This process serves as the framework for security selection, risk management, and buy/sell decisions.

- COLLECTIVE INSIGHT. This dimension of analytical balance assures that the portfolio manager operates in collaboration with an expert team or research professionals and specialists. Working together, this team constantly exchanges investment ideas and information, resulting in more and better ideas for the portfolio manager. Managers and analysts meet on a regular basis to share their ideas and perspectives, as well as company and industry research.

- INDIVIDUAL ACCOUNTABILITY. Ultimately, each portfolio manager is held responsible and accountable for decisions about security selection, risk management, and investment strategy. Holding the portfolio manager accountable for investment decisions helps ensure consistency in management approach.

Our dedication to the Six Guiding Principles and our unique Investment Approach makes OppenheimerFunds The Right Way to Invest.

OUR  FAMILY  OF  FUNDS

The OppenheimerFunds family of mutual funds provides a broad range of investment options to meet virtually every level of risk tolerance and investment return target. The options are diverse enough to address the demographics of your employee population now and in the future.

There  are  34  investment  choices  which are appropriate for retirement plans:

-     15  stock  funds
-     10  stock  and  bond  funds
-     7  bond  funds
-     2  money  market  funds

These funds cover the entire risk/reward spectrum and permit customization of your plan's investment options to satisfy the plan's investment policy.

Nader has designed a diverse portfolio of plan investments for your consideration. The details follow in the next section.

ADVANTAGES  FOR  YOUR  EMPLOYEES

For plan participants, the array of fund choices permits them to tailor their individual portfolio to their risk tolerance and saving priorities. The variety enables each participant to design his or her own investment approach, and to diversify to the degree he or she desires. They also enjoy the level of comfort that comes with investing with a major financial services firm.

Participants may easily monitor the value of their investments by checking the share prices of their funds each day in the newspaper, or on the OppenheimerFunds Web site.

ADVANTAGES  FOR  THE  PLAN  SPONSOR

The availability of such a diverse group of investment options will put you well on the road to satisfying the Department of Labor's ERISA Section 404( c) regulations. By carefully selecting the plan's funds from OppenheimerFunds' array, you will give participants an opportunity to influence the level of return and degree of risk to which their accounts are subject, choose from among investments which have different risk and return characteristics, and diversify in order to reduce volatility. And, since there are 34 funds from which the plan sponsor may choose, the "broad range" requirement of the Section 404( c) regulations can be met without difficulty.

You also have the advantage of offering to your employees investment choices managed by a firm that is established and respected in both the money management and retirement plan arenas.

With OppenheimerFunds' distinctive Investment Approach and full commitment to our Six Guiding Principles, you have the comfort of knowing that meeting the investor's needs is our primary goal, and that our focus on that goal is unwavering.

DEVELOPING  A  PORTFOLIO  STRATEGY

Nader Issa, MML Investors Services Inc. is pleased to present a portfolio strategy for your consideration.

Nader has carefully considered your plan's needs with respect to the number and type of investment options to be made available to employees. 10 investment options are proposed for your plan.

These were selected by Nader to meet the goals and objectives on which retirement plans need to focus:

-     a  primary  investment  objective  of  growth
-     a  secondary  objective  of  protecting  capital  from  inflation
-     a  long-term  investment  time  horizon
-     a  proportional  representation  of  the  entire  risk/reward  spectrum
-     a  diversified  portfolio

The fund selections described on the next page, taken as a group, meet these goals. Furthermore, they offer an exciting range of options to your employees, since each fund has a specific objective to which participants can relate their individual tolerance for risk and their retirement savings goals.

THE  PROPOSED  PORTFOLIO

-     The  funds  from  the  OppenheimerFunds family proposed for your plan are:

- OPPENHEIMER CAPITAL APPRECIATION FUND - invests for capital appreciation primarily through investments in common stocks of undervalued growth companies.

- OPPENHEIMER DISCIPLINED VALUE FUND - seeks to long-term growth of capital through investments in common stocks using a disciplined approach to buying and selling based on price and earnings, and secondarily, current income.

- OPPENHEIMER EQUITY INCOME FUND - seeks current income plus potential for capital appreciation through investments in high-dividend-paying stocks, convertible securities and fixed-income securities.

- OPPENHEIMER GLOBAL FUND - offers potential for capital appreciation through investments in foreign and U.S. companies by pursuing growth trends worldwide.

- OPPENHEIMER INTERNATIONAL GROWTH FUND - seeks capital appreciation by investing in non-U.S. equity securities.

- OPPENHEIMER LIMITED TERM GOVERNMENT FUND - invests for high current income, preservation of capital and the maintenance of liquidity primarily through U.S. government-backed obligations, including Treasury securities and Ginnie Maes, and CMOs and other mortgage-backed securities.

- OPPENHEIMER MAIN STREET GROWTH & INCOME FUND - seeks high total return, which includes current income and capital appreciation.

- OPPENHEIMER MONEY MARKET FUND - seeks current income with stability of principal and liquidity through investments in money market instruments.

- OPPENHEIMER QUEST OPPORTUNITY VALUE FUND - offers potential for long-term capital appreciation by investing primarily in common stocks, convertible bonds and cash equivalents.

- OPPENHEIMER STRATEGIC INCOME FUND - offers high current income potential by strategically allocating investments among U.S. government issues, foreign debt securities and higher-yielding, lower-rated corporate bonds mainly by investing in debt securities.

ADDITIONAL  INVESTMENT  OPTIONS

-     None

RISK  VS.  REWARD  SPECTRUM
FOR  THE  PROPOSED  PORTFOLIO

Knowing where each of the OppenheimerFunds choices falls on the risk/reward spectrum is very important. The funds are presented on a summary chart below.
This  should  be  helpful  in  assessing  the opportunities for diversification.

--[Risk/Reward  for  September  30,  193  to  October  1,  1998  Graphic]--

This chart depicts results from ahypotehtical cumulative investment in Class A at net asset value, without sales charge, allocating to Oppenheimer Money Market Fund, Oppenheimer Limited-Term Government Fund, Oppenheimer Strategic Income
Fund,  Oppenheimer  Equity  Income Fund, Oppenheimer Main Street Income & Growth
Fund,  Oppenheimer  Quest  Opportunity Value Fund, Oppenheimer Disciplined Value
Fund, Oppenheimer Capital Appreciation Fund, Oppenheimer International Growth Fund, and Oppenheimer Global Fund for the period from September 30, 1993 to October 1, 1998, with the exception of Oppenheimer International Growth Fund, which is measured from inception (4/96). All dividends and capital gains distributions were reinvested. The performance data are based on monthly total return data from September 30, 1993 to October 1, 1998. The vertical axis of the chart represents the average annual total return at net asset value for the various portfolios over this time period. The horizontal axis of the chart measures risk return over the stated time period. Standard deviation is a statistical measure of the typical distance from which one month's total return tends to vary from the average of all monthly returns for the 5 year period. Past performance is not a guarantee of future results.

PLAN  SERVICES  AND  ADMINISTRATION

A successful retirement plan involves a great deal more than just selecting the most appropriate investment choices. Custom plus combines a broad array of investment options with state-of-the-art administration and ongoing services from California Pension Administrators & Consultants.2 Coupled with the consultative and coordinating efforts provided by Nader, your plan includes complete services and administration under the Custom Plus umbrella.

ADMINISTRATION

Accurate and timely recordkeeping of participant transactions and plan-level activities is critical to the overall success of any retirement plan.

Minimizing the plan sponsor's involvement in day-to-day administration, and simplifying the process when the employer's attention is required are key elements of Custom Plus. Your time is valuable, and it shouldn't be spent monitoring the work of the recordkeeper, correcting errors, and making sure transactions are processed correctly and on time.

With these concerns in mind, Nader has carefully selected California Pension Administrators & Consultants to provide the administrative services for your plan. Only recordkeepers that have significant experience with custom plans, are technologically advanced, and have a strong quality service orientation are available through the Custom Plus program.

2Custom Plus third party administrators are not affiliated with, nor agent for, OppenheimerFunds

CALIFORNIA  PENSION  ADMINISTRATORS  &  CONSULTANTS,  INC.

INTRODUCTION
California Pension Administrators & Consultants, Inc. (CALPAC) is an independent, privately owned firm of attorneys, actuaries, and retirement plan professionals. CALPAC specializes in design, implementation and conversion, administration, asset recordkeeping, and employee communication for all types of retirement programs. Through commitment to quality consulting, creative design and reliable service, we have built a staff of talented and diligent professionals.

Founded in 1969 as a financial services company to provide individual choice in asset selection for retirement planning, we service the broadest range of self-directed investment options allowed by law.

CURRENT  TECHNOLOGY
For all recordkeeping functions, a team of three individuals is responsible for each client relationship. The components of the team depend on the type of plan, number of participants, and services desired. For example, the completely automated 401(k) will be implemented on our daily valuation system with voice response. The team leader will be the compliance consultant, but because of the heavy reliance on the daily valuation trust accounting system, a trust accounting specialist will be involved with the account relationship. Each of these two individuals has a fully trained back up and support staff. Any of these individuals are accessible by clients.

CALPAC licenses its use of the ASC plan compliance system, TrustMark MBA3d Daily Valuation trust accounting system and Hyperprep 5500 reporting system. Under the terms of each licensing agreement, we are always operational on the most currently available updated release.

We have report writer capabilities for special processing, which include exporting ASCII files to word processing software.

AUTOMATED  SYSTEMS  EMPLOYEE  AND  EMPLOYER  SUPPORT
The Voice Response Unit is available 23 hours per day (available in Spanish). Office staff is available from 7:30 AM to 5:30 PM Pacific Time. Separate 800 number for each client can be easily accommodated if the case size so warrants. The Voice Response Unit permits investment reallocation and a variety of inquiry functions including loan modeling.

DESIGN  AND  INSTALLATION
Plan documents may be individually drafted for the client by their legal representative. However, it has been our experience that a prototype plan document pre-qualified by the Internal Revenue Service, usually provided sufficient range of options for the client.

We sponsor both standard and non-standard regional prototype defined contribution plans with elective provisions flexible enough to meet most plan goals and objectives, thereby avoiding the additional start-up expense associated with plan drafting. In addition to defined contribution plans, we also service volume submitter defined benefit and general test plans.

Consulting - the single most important service we offer is effective design consulting. It is essential that the retirement program be designed to respond to both the client's current needs and to the changing environment in which the business operates. The services provided with CALPAC vary from one plan sponsor to another. In many instances, we provide a comprehensive evaluation and analysis from which the appropriate plan design can be established.

ANNUAL  COMPLIANCE  AND  ADMINISTRATION
To assist with the ongoing administration of a retirement program, CALPAC offers the following services:
-     Assist  in  year-end  planning  by  estimating  plan  contributions
-     Determine  limitations  on  benefits  under  Section  415  of the Internal
      Revenue  Code
-     Prepare  the  appropriate  Annual  Return  in  the  Form  5500  series
- Prepare the required Summary Annual Report for distribution to participants
-     Prepare  a  summary  report  showing  activity
- Perform the required anti-discrimination tests and provide guidance in making any necessary adjustments. Additional ADP/ACP test runs are available up request.

PARTICIPANT  RECORDKEEPING
The  401(k)  plan  is  only  as  successful  as  employees  perceive  it  to be.
Information must be timely and records must be accurate. The planning process for the installation of all plans include:

1.     Initial  Plan  Set-up:Transfer  of  accounts  (if  applicable)
-     Set-up  of  plan  account  and  features  (loans,  vesting schedules, etc)
-     Set-up  of  participant  accounts  and  investment  selection
2.    Process:
-     Contributions
-     In-service  withdrawals
-     Loans
-     Benefit  payments
3.    Transactions:
-     As  frequently  as  daily,  changes  processed  for  participant
4.    Implement  changes  to  Asset  Allocation  Portfolios:
-     Rebalance  individual  portfolios  on  a  monthly  basis
-     Reallocate  (if  necessary)  individual  portfolios  on  a  monthly  basis
5.    Maintain:
-     Employee  personal  data
-     Employer  plan  data
6.    Provide  Reports:
-     Monthly  reports  for  trustees
-     Monthly  participant  statements
-     Ability  for  plan  sponsor  to  be  electronically  linked  via  modem

PLAN  COMMUNICATION
The challenge of communicating retirement plans is to help employees appreciate the importance of building future financial security. One of our objectives it to support the employer in achieving high levels of participation through education. Some of the services we provide for employee and employer communications are:

-     Design  general  announcement  to  employees
-     Prepare  visual  presentation  for  employee  meetings
- Present the plan at employee meetings or train others to conduct employee meetings
-     Draft  simplified  employee  brochures  describing  highlights of the plan
-     Design  employee  enrollment/election  forms
-     Prepare  designation  of  beneficiary  and  distribution  forms
- Assist legal counsel in drafting required Summary Plan Description or prepare the draft for legal counsel's review
-     Prepare  administrative  manual  of  forms  and  procedures
-     Analyze  plan  design  based  on  changing  business  circumstances

PLAN  IMPLEMENTATION
The controlled and effective implementation of a new qualified plan or the conversion and transition of an existing plan are critical. Implementation involves many complex investment, administrative, and communication issues. A rigorous review of all plan details and operation will be undertaken in connection with the set-up of the plan. Generally , the set-up of a new plan takes between one and three months, where as a conversion may take three to six months.

Implementation  tasks  include:
Assist with the selection of plan features and investment options, and completing the Plan Adoption Agreement. Meet with the benefits department, and if necessary, conferring with your management to develop final understanding of all plan details and operation, communicating with your payroll processor to coordinate information flow from payroll.
Load all participant and plan information onto the recordkeeping system and testing for reliability to proceed on a continuing basis.
If converting a plan, work with existing trustee and recordkeeper to ensure smooth transition of data and assets from a prior plan.
Check all systems/reports for accuracy prior to conversion/installation sign-off.

REPORTS
Participant  Level:
-     Participant  Certificate  (annual  vested  interest  update)
-     Participant  Statement
Plan  Level:
-     Allocation  Report
-     Plan  Accounting
-     Plan  Digest
-     Cross  Reference
-     Confirmation  Letter
-     Eligibility  List
-     Delinquent  Loans

              CALIFORNIA PENSION ADMINISTRATORS & CONSULTANTS, INC.
                      IN CONJUNCTION WITH OPPENHEIMER FUNDS

                       401(K) RETIREMENT PLAN FEE PROPOSAL
         PLAN ADMINISTRATION AND PARTICIPANT RECORDKEEPING FEE SCHEDULE


Set-Up  Fee

A.  1-50  Employees  -  New  Plan               $500
               Conversion                       $1,000
B.  51-150  Employees  -  New  Plan             $500
               Conversion                       $1,500
C.  151  +  Employees  -  New  Plan             $500
               Conversion                       $1,500+*

*subject to an individualized quote based on method of conversion and current status of records

Annual  Recordkeeping  and  Plan  Administration
Annual  Base  Fee  401(k)  Plan
A.     $1,500
B.     $2,500  plus  $10  per  participant
C.     $3,800  plus  $10  per  participant

Other  Fees:
Loan  Initiation  Fee                                  $50
Annual  Loan  Administration  Fee                      $50
Distribution  Fee                                      $60
IDA  Fee                                               $250 per year per account
Consulting,  audit  support                            $90 - $150 per hour
Spanish  Language  Voice  Response  Unit               $250  annually
Spanish  Language  Enrollment  Materials               $90  minimum
Spanish  Language  Enrollment  Meetings                up to $90 per meeting
Additional Annual Fees Applicable to Profit Sharing
Or  New  Comparability  Features  Only
Profit  Sharing  Contribution                          $250
New  Comparability  Allocation                         $850
A discount may be quoted for more than one plan

For  the  above  fees  the  following  services  are  included:

Plan  Compliance  and  Plan  Administration
Review  and/or  design  of  Plan(s)
Plan and Trust document: (Use of California Pension plan document is assumed. Submission to the IRS is billed separately.)
Summary  Plan  Description
Sample  resolutions  to  adopt/amend  plan
Annual  discrimination  testing
Annual  top-heavy  testing
Completion  of  IRS  Form  5500

Record  keeping
Plan  setup  and  preparation  for  daily  valuation  system
401(k)  deferrals,  employer  match  and  employer  (3  money  sources)
Quarterly  reports
Quarterly  participant  statements
Contributions  as  frequently  as  26  per  year
Up  to  ten  investment  funds
Participant  Loan  Processing

Education,  Communications  and  Data  Processing
Enrollment  meetings,  materials  and  individualized  illustrations*
Electronic  payroll  data  transmission**
Interface of monthly reporting through Internet, E-mail and diskette media Voice Response Unit 800 number

All participant records should be submitted through electronic media and reconciled to plan assets. Trust reconciliation work will be billed at $90 per hour. Loan set-up fee is $10 per loan in excess of 10.

*For individualized deferral and results illustrations certain limitations may apply. Such limits, when applicable, will be reviewed with the employer regarding additional cost.
**A $10 per participant per payroll surcharge may be assessed if account and payroll data is not transmitted electronically or on diskette.

EMPLOYEE  EDUCATION  AND  COMMUNICATION

Empowering your employees to make sound financial decisions about preparing for retirement is vital to maintaining a successful retirement plan. Numerous surveys have shown that employees want and need more information about investing, and that the quality of the education and communication efforts is directly related to plan participation rates and how well employees are financially prepared for retirement.

Custom Plus combines a team approach to the goal of equipping employees with the tools they need to actively plan for their financial future. All efforts are coordinated to provide a continuous flow of practical, accurate, easy-to-read information to your employees.

YOUR  FINANCIAL  ADVISOR

Your financial advisor will play a key role in getting the new plan off to a running start by conducting the enrollment meetings.

OPPENHEIMERFUNDS
Supporting your financial advisor will be highly effective and comprehensive educational material from OppenheimerFunds. Recognizing that education is the foundation of a successful retirement planning effort, the materials focus on helping employees develop realistic expectations, and on meeting those expectations with practical solutions.

Among  the  materials  employees  may  receive  are:

-     Enrollment  Poster
This four-color poster, for display in the workplace, announces the date, time and location of the enrollment meeting.

--[Enrollment  Poster  Graphic]-

-     Payroll  Stuffers
Provide quick highlights of major 401(k) benefits and are designed to generate employee excitement and interest in the upcoming enrollment meeting.

--[Payroll  Stuffers  Graphic]-

-     Retirement  Planning  Guide
Emphasizes the benefits of participating in a retirement plan, explains diversification, and includes worksheets to assist in estimating saving needs.

--[Retirement  Planning  Guide  Graphic]--

-     Retirement  Opportunities
     A quarterly educational newsletter containing articles about planning and investing for the future.

--[Retirement  Opportunities  Graphic]--

-     Fund  Performance  Sheets
Easy-to-understand reviews of recent investment performance, fund strategy, asset allocations and insights from the fund managers.

--[Fund  Performance  Sheets  Graphic]-

-     www.oppenheimerfunds.com
      ------------------------
OppenheimerFunds' home page on the Internet provides tips on planning for retirement as well as background on OppenheimerFunds and its investment offerings.

     --[www.oppenheimerfunds.com  Graphic]-

-     A  Successful  Retirement:  What  Will  It  Take?
Helps participants plan, save and invest for retirement through the use of worksheets, quizzes and explanations of key retirement and investment terms.

--[A  Successful  Retirement:  What  Will  It  Take?  Graphic]--

-     When  You  Retire  or  Change  Jobs
This guide reviews the pros and cons of various options for taking a lump-sum distribution from a qualified retirement plan.

--[  When  You  Retire  or  Change  Jobs  Graphic]-

-     Getting  Your  Money's  Worth
A new educational series that explores managing large sums of money generated by an inheritance, severance package, divorce settlement or retirement plan rollover.

--[  Getting  Your  Money's  Worth  Graphic]-

Of course, employees will also receive a prospectus for each fund available in the plan and information about how those funds have performed.

A  Coordinated  Approach

By taking a coordinated, comprehensive approach to educating employees about retirement planning, Custom Plus combines the expertise of investment specialists to produce a campaign of useful, informative, and practical information.

THE  NEXT  STEPS

California Pension Administrators & Consultants looks forward to working closely with you to make this transition a seamless one. One call from you will get the process moving.

THE  FIRST  STEP

Contact Nader Issa about your decision to take advantage of Custom Plus, and suggest a date on which you'd like to start the new plan. Nader will notify
OppenheimerFunds  and  California  Pension  Administrators  &  Consultants.

THE  NEXT  STEP

OppenheimerFunds will work closely with Nader Issa to coordinate the enrollment process, and will include California Pension Administrators & Consultants in all planning.

Nader will work with you to schedule enrollment meetings and to identify what materials would be appropriate for use in the meetings.

OppenheimerFunds will assign a Client Relationship Associate to your plan, and he or she will work with Nader and California Pension Administrators & Consultants to develop a time frame for implementing the plan and to identify any special considerations such as: existing plan assets, payroll schedules and type of output, locations where enrollment sessions will need to be scheduled, and recordkeeper data requirements.

The Client Relationship Associate will contact you to introduce himself or herself, and your primary representative at California Pension Administrators & Consultants. During each conversation with your Client Relationship Associate, you'll be advised of what specific activities are occurring to move installation of your plan forward, and any changes in the implementation schedule.

Your California Pension Administrators & Consultants representative will contact you to discuss data submission procedures and any other issues that arise during the installation phase.

YOUR  PRIMARY  CONTACT

Throughout the implementation phase, and on a continuing basis after the plan is operating, your primary contact is Nader Issa. Nader will initiate action regarding your questions and requests, and will follow through to make certain that there are no unresolved issues.

WHY  CUSTOM  PLUS?

Although plan sponsors take into account many factors when considering 401(k) plan providers, three issues consistently rise to the top of the list:

-     Investment  portfolio  design  and  fun  performance
-     Plan  administration  and  recordkeeping  capabilities
-     Employee  education  and  communication

OppenheimerFunds Retirement Services Custom Plus is the right package to address these issues, because:

- The OppenheimerFunds family of mutual funds has one of the broadest ranges of mutual funds in the financial services industry. It encourages diversification, and permits the investor to knowledgeably choose funds which match his or her risk tolerance and financial goals. The OppenheimerFunds family has a record of staying true to each fund's stated objectives.

- Recordkeeping is an integral part of the Custom Plus solution. California Pension Administrators & Consultants's goal is to provide top quality service to plan sponsors and individual investors at a reasonable price.

- We want investors in our funds to be informed about investing principles and the particular funds into which they've chosen to place assets, and to have the tools to build a solid financial future.

OppenheimerFunds, Nader Issa, and California Pension Administrators & Consultants look forward to working with you to establish a successful retirement plan and to assist your employees in planning for retirement.

This proposal must be accompanied or proceeded by a prospectus of any of the selected Oppenheimer funds.

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